PROMISSORY NOTE



13 May 1999                                                $ 2,500.00

     For value received,  the undersigned  promise to pay to the order of Robert
A. Strahl Charitable Remainder Unitrust, at 380 Foam Street, Monterey, CA 93940, or such other place as the holder hereof may designate, the sum of Two Thousand Five Hundred Dollars ($2,500.00) together with interest at the rate of 1% per month on the unpaid balance from date until paid, principal and interest payable as follows:

     Principal and interest shall be paid in full within six (6) months which will be on or before November 13, 1999. At this maturity date, Borrower will offer Lender the option of exchanging the amount of this note for an equal amount of shares of common stock in Internet Food Company, Inc.

     If default be made in the payment of any installment under this note and if such default is not made good within 10 days, the entire principal sum and any outstanding interest shall at once become due and payable without notice at the option of the holder of this note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Presentment for payment, notice of non-payment, protest and notice of protest are each hereby expressly and severally waived by the makers and all endorsers hereof and in cast the payment shall not be made at maturity, it is agreed by all parties hereto that all costs of collection and a reasonable attorney's fee may be collected as a part hereof.



                                   -----------------------------
                                   DIANE S. BUTTON, SECRETARY
                                   INTERNET FOOD COMPANY, INC.


                                   ---------------------------
                                   ROBERT A. STRAHL, TRUSTEE
                                   CRUT DTD. 8-10-94